UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant 
Filed by a party other than the registrant 

Check the appropriate box:

	Preliminary proxy statement

	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

	Definitive proxy statement.

☑	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

		No fee required.

		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
	Fee paid previously with materials.

	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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	2)	Form, Schedule or Registration Statement No.:

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WOA All Asset I

Class I Shares (Symbol: WOAIX)

a series of Northern Lights Fund Trust II

4221 North 203rd Street, Suite 100

Elkhorn, NE, 68022

SUPPLEMENT DATED JUNE 29, 2022

TO THE

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT DATED MAY 20, 2022

Dear Shareholder:

The information contained in this supplement amends, supplements, and, to the extent inconsistent, supersedes the corresponding information, as applicable, in the Notice of Special Meeting of Shareholders and Proxy Statement dated May 20, 2022 (the “Proxy Statement”), which were previously mailed to shareholders of WOA All Asset I (the “Fund”) on May 31, 2022.

This supplement will be mailed on or about July 1, 2022 and should be read in conjunction with the Notice and Proxy Statement. Except as specifically amended or supplemented by the information contained in this supplement, all information set forth in the Notice and Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the Special Meeting of Shareholders (the “Meeting”) to be held at the Winter Park offices of Pathstone Family Office, LLC, the Fund’s investment adviser (the “Adviser” or “Pathstone”), at 145 Lincoln Avenue, Winter Park, FL 32789 (the former offices of Eaton Vance WaterOak Advisors (“EVWOA”)). The meeting, which had been scheduled for June 24, 2022, has been adjourned and will instead take place on July 15, 2022, at 10:00 a.m., Eastern Time.

•	As of the Closing, Duke Laflamme did not become an employee of the Adviser. Accordingly, Mr. Laflamme is no longer a portfolio manager of the Fund. Jeffrey L. Scanga, continues to serve as a portfolio manager for the Fund. Mr. Scanga has served as a portfolio manager since the Fund commenced operations in 2012 while Mr Laflamme had been a portfolio only since June 2020.

•	Effective June 29, 2022, Hunter Starkey, a Senior Associate at Pathstone Family Office, will also serve as a portfolio manager for the Fund. Mr. Starkey joined EVWOA, the Fund’s prior investment adviser, in June 2021. Prior to joining EVWOA, Mr Starkey served as a tax preparer and junior accountant at HMS Certified Public Accounts from 2016 to 2018 and from 2018 to 2021 was a Wealth Management Associate at Trivergent Trust Company. Mr Starkey graduated in May 2015 with a B.A. in Finance from the University of Miami.

•	While Mr Laflamme is no longer a portfolio manager of the Fund, the Adviser continues to believe that the Transaction will benefit Shareholders as Mr. Scanga, the Fund’s portfolio manager since its inception, will continue to be one of the Fund’s portfolio managers providing continuity of management of the Fund.

•	No other changes are expected to occur.

If you have already voted and wish to change your vote, you may do so prior to or at the Meeting by providing written notice to the Fund, by submitting a subsequent proxy using the mail, by Internet, by telephone or by voting during the Meeting.

The Proxy Statement is available at www.proxyvote.com, or by contacting the Fund at 1-855-754-7935. To obtain directions to attend the Meeting, please call the Fund at 1-855-754-7935. To obtain the conference line for the Meeting, email clientserviceteam@wateroak.com.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE